UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2008

Dover Saddlery, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51624	04-3438294
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

525 Great Road, P.O. Box 1100, Littleton, Massachusetts		01460
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-952-8062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On September 22, 2008, the Audit Committee of the Board of Directors (the "Audit Committee") of Dover Saddlery, Inc. (the "Company") approved the engagement of Vitale, Caturano & Company, Ltd. ("Vitale") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008. The Audit Committee also approved the dismissal of Ernst & Young LLP ("Ernst & Young") as its independent registered public accounting firm effective September 22, 2008.

The Audit Committee's charter requires it periodically review whether it is in the Company's best interests to rotate the Company’s independent registered public accounting firm. As reported in the Company’s 2008 Proxy Statement for its Annual Meeting of Stockholders, the Audit Committee commenced such a process in the spring of 2008, and determined that it should solicit proposals from several firms. Ernst & Young did not submit, for the Audit Committee's consideration, a proposal to continue as the Company’s independent registered accounting firm. Ernst & Young indicated to the Audit Committee that it would stand for re-appointment on terms substantially consistent with terms of its prior engagement, but would not submit a proposal that revalued its services at a lower price. As the result of its review, the Audit Committee made and approved the decision to engage a new independent registered public accounting firm.

The reports of Ernst & Young on the Company's financial statements during the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:
o Ernst & Young’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2007 and 2006 contained a separate paragraph stating that "As discussed in Note 2 to the consolidated financial statements, effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments."
o Ernst & Young’s report on the consolidated financial statements of the Company as of and for the year ended December 31, 2007 contained a separate paragraph stating that "As discussed in Note 2 to the consolidated financial statements, effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretations No. 48, Accounting for Uncertainty in Income Taxes."

In connection with the audits of the Company’s consolidated financial statements for the years ended December 31, 2007 and 2006, and in the subsequent interim period through the date of the Company's engagement of Vitale, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the matter in their reports.

The Company has requested Ernst & Young to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Ernst & Young’s letter dated September 22, 2008 is included as Exhibit 16.1 to this Current Report on Form 8-K.

During the past two fiscal years and subsequent interim periods, the Company did not consult Vitale regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has made the contents of this Current Report on Form 8-K available to Vitale and requested it to review the disclosures herein and afforded Vitale the opportunity to furnish us a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304(a). Vitale has informed the Company that it has reviewed the disclosures herein, and authorized us to report to the Commission that it does not have any new information or clarification of, and that it does not disagree with, the Company’s disclosures herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 16.1 is attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Saddlery, Inc.

September 25, 2008	By:	/s/ Michael W. Bruns

Name: Michael W. Bruns
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

16.1	Ernst & Young LLP Letter dated September 22, 2008